EXHIBIT 23.5

    CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438, the undersigned hereby consents to being named as a person about to become a Director of German American Bancorp in the Registration
Statement on Form S-4 filed by German American Bancorp under the Securities Act of 1933 on November 18, 1996.



                             /s/ David B. Graham

                             David B. Graham

Dated:  November 18, 1996






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